SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               INVICTA CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



              DELAWARE                                  22-2946374
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 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


6 Prospect Street, Suite 3C, Midland Park, New Jersey         07432
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    (Address of Principal Executive Offices)                (Zip Code)


If this  Form  relates  to the  registration  of a     If this  Form  relates  to the  registration  of a
class of  securities  pursuant to Section 12(b) of     class of  securities  pursuant to Section 12(g) of
the  Exchange  Act and is  effective  pursuant  to     the  Exchange  Act and is  effective  pursuant  to
General   Instruction  A.(c),   please  check  the     General   Instruction  A.(d),   please  check  the
following box |X|                                      following box |_|


Securities  Act  registration  statement file number to which this form relates:
________________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class          Name of Each Exchange on Which
           to be so Registered          Each Class is to be Registered
           -------------------          ------------------------------

      Common Stock, $.001 par value         Boston Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.

         Invicta Corporation (the "Registrant") is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share (the "Common
Stock"), of which 6,073,965 shares are issued and outstanding as of September 15, 2000.

         The holders of the Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the assets of the Registrant available for distribution to holders of the Common Stock upon liquidation, dissolution or winding up of affairs of the Registrant; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share in person or by proxy on all matters on which stockholders may vote at all meetings of stockholders. All outstanding shares of Common Stock are fully paid and non-assessable.

Item 2.  Exhibits.

         The following exhibits are filed herewith and incorporated herein by reference:

            3.1      Certificate of Incorporation of the Registrant, as amended

            3.2      Bylaws of the Registrant

            4.1      Form of common stock certificate of the Registrant


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 19, 2000                   INVICTA CORPORATION


                                          By:  /s/ Joseph DeGise
                                               -----------------------------
                                               Name:  Joseph DeGise
                                               Title: Chairman of the Board




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